EXHIBIT 10.1

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made as of the date set forth below, by and between MIAMI SUBS CAPITAL PARTNERS I, INC., a Florida corporation with an office at 6300 NW 31st Street, Fort Lauderdale, Florida (“Miami Subs ”) and NATHAN’S FAMOUS, INC., a Delaware corporation (“Nathan’s”). Miami Subs and Nathan’s are collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS, on or about June 7, 2007, the Parties entered into a Stock Purchase Agreement (“SPA”), pursuant to which Nathan’s sold all of the issued and outstanding shares of stock of Miami Subs Corporation to Miami Subs for an aggregate purchase price of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00), consisting of a cash payment of Eight Hundred Fifty Thousand Dollars ($850,000.00) and the balance of Two Million Four Hundred Thousand Dollars ($2,400,000.00) to be paid pursuant to the terms of a Nonnegotiable Promissory Note (the “Note”); and

WHEREAS, Bruce Galloway (“Galloway”) and Lawrence Austin (“Austin”) each personally guaranteed Miami Subs’ performance under the Note, pursuant to separate written guarantees dated on or about June 7, 2007 (the “Galloway Personal Guaranty” and the “Austin Personal Guaranty”); and

WHEREAS, a dispute has arisen between the Parties concerning the SPA (the “Dispute”); and

WHEREAS, due to the significant cost, expense, and uncertainty in connection with potentially litigating the Dispute, the Parties desire to resolve and settle in full all past, present or future claims that Miami Subs had, has or may have against Nathan’s arising out of the SPA through the date of execution of this Agreement;

NOW, THEREFORE, the Parties hereby agree to settle the Dispute upon the following terms and conditions:

1. Delivery of Amended Note: Upon the execution of this Agreement by all Parties, Miami Subs shall deliver to Nathan’s an Amended and Restated Promissory Note in the form annexed hereto as Exhibit “A” (the “Amended Note”), pursuant to which the term of the Note is extended and the monthly installment amount thereunder reduced, as set forth in the Amended Note.

2. Delivery of Reaffirmation of Guaranty: Upon the execution of this Agreement by all Parties, Galloway and Austin shall deliver to Nathan’s a Reaffirmation of Guaranty in the form annexed hereto as Exhibit “B” (the “Reaffirmation of Guaranty”), pursuant to which Galloway and Austin personally guaranty the performance of Miami Subs under the Amended Note, as set forth in the Reaffirmation of Guaranty.

3. General Release to Nathan’s: For and in consideration of the good and valuable consideration identified herein, the sufficiency of which Miami Subs hereby acknowledges, Miami Subs does hereby forever release and discharge Nathan’s, its past, present and future shareholders, officers, directors, representatives, agents, employees, affiliated companies, related companies, subsidiaries, parents, predecessors, successors, assigns (collectively, “RELEASEES”), and any other entities in which the RELEASEES have or had any interest, from all claims, demands, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise), that Miami Subs and each of its past, present and future shareholders, officers, directors, representatives, agents, employees, affiliated companies, related companies, subsidiaries, parents, predecessors, successors and assigns, (collectively “RELEASORS”) ever had, now have or hereafter can, shall or may have against RELEASEES, including any and all past, present or future claims arising out of the SPA up to and including the date of execution of this Agreement; provided, however, that this Release is not intended to release the obligations set forth in this Agreement.

4. Miami Subs Acknowledgment of Counsel: Miami Subs acknowledges that for purposes of this settlement it has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations preceding the execution of this Agreement; that it has had the opportunity to consult with its attorneys prior to executing this Agreement; that it has executed this Agreement only after it has had the opportunity to consult with above-described independent legal counsel; that it has carefully read this Agreement in its entirety; that it has had the opportunity to have the provisions of this Agreement explained to it by counsel and has had the opportunity to have answered to its satisfaction any questions it has had with regard to the meaning of any of the provisions of this Agreement; that it fully understands the terms, conditions and significance of this Agreement, and that it voluntarily consents to all of the terms and conditions contained in this Agreement and is signing this Agreement voluntarily and of its own force and will; and that it intends to abide by all the provisions of this Agreement.

5. Nathan’s Acknowledgment of Counsel: Nathan’s acknowledges that for purposes of this settlement it has been represented by Farrell Fritz, P.C., legal counsel of its own choice, throughout all of the negotiations preceding the execution of this Agreement; that it has consulted with its attorneys prior to executing this Agreement; that it executed this Agreement only after consultation with above-described independent legal counsel; that it has carefully read this Agreement in its entirety; that it had the provisions of this Agreement explained to it by counsel who answered to its satisfaction any questions asked with regard to the meaning of any of the provisions of this Agreement; that it fully understand the terms, conditions and significance of this Agreement, and that it voluntarily consent to all of the terms and conditions contained in this Agreement and is signing this Agreement voluntarily and of its own force and will; and that it intends to abide by all the provisions of this Agreement.

6. No Admission of Wrongdoing: The Parties have entered into this Agreement for the purpose of avoiding the burden, expense and inconvenience of litigation, and the making of this Agreement is not intended, and shall not be construed, as an admission that any of the Parties breached any duty or contract, including without limitation the SPA; violated any federal, state or local law (statutory or common law), ordinance or regulation; has any liability; or committed any wrongdoing whatsoever.

7. Non-Disparagement: Miami Subs shall not make or publish any statement (in verbal, written, electronic or any other form), or instigate, assist or participate in the making or publication of any statement (in verbal, written, electronic or any other form), that would libel, slander or disparage (whether or not such disparagement constitutes libel or slander), or expose to hatred, contempt or ridicule, Nathan’s, its products, services, affairs, or operation, and its past or present shareholders, officers, directors, representatives, agents or employees.

8. Confidentiality: Miami Subs shall not, except as compelled by law, publicize or disclose to any person the facts or circumstances relating to any asserted or potential claims against Nathan’s, including those asserted in the Dispute, and any terms of this Agreement. This covenant of confidentiality includes, but is not limited to, the claims Miami Subs has or could have asserted against Nathan’s, any purported unlawful or wrongful conduct by Nathan’s, the terms of this Agreement, and Miami Subs’ receipt of any consideration pursuant to this Agreement. Other than as required by law, governmental agency or taxing authority, disclosure will not be made to anyone other than to discuss the terms hereof with the attorneys, tax advisors and other professionals and senior corporate officers or directors of Miami Subs (all of whom must agree not to make any disclosure that Miami Subs itself could not make). Upon receipt of any inquiry regarding the Dispute, the parties, or any representative thereof, shall state only that it has been resolved to the satisfaction of the Parties. Miami Subs shall be liable for all damages caused by it or by anyone to whom it made disclosure if a court determines that it or such person were to violate this confidentiality covenant or any other provision of this Agreement.

9. No Further Action: Miami Subs represents and warrants that it is the only entity that has any rights, claims or lawsuits against Nathan’s as a result of the acts, omissions and conduct alleged in the Dispute. Miami Subs and the RELEASORS, further represent and warrant that they have not and will not file or cause to be filed any lawsuit in any jurisdiction, or make any claim or demand against the RELEASEES or any other person or entity for any and all past, present or future claims arising out of the SPA up to and including the date of execution of this Agreement.

10. Injuries Known through the Date Hereof: Miami Subs acknowledges that the consideration received under this Agreement is intended to and does release and discharge the RELEASEES for any and all past, present or future claims arising under the SPA as to which Miami Subs has knowledge up to and including the date of execution of this Agreement. Miami Subs hereby represents and warrants to Nathan’s that, as of the date hereof, it has no knowledge of any existing, pending or threatened matter that could give reasonably be expected to give rise to a future claim under the SPA. For the purposes hereof, “knowledge of Miami Subs” means the knowledge of Laurence Austin, Richie Chwatt, Bob Vogel, Bruce Galloway, Gary Herman, Lawrence Austin, Jay Szefel, Steve Nelson and Fraser Austin following due inquiry, including all reasonable inquiries of any other individuals reasonably expected to have knowledge of any claims that may arise, develop or be discovered in the future under the SPA.

11. Change in Facts Affecting Settlement: It is understood that the facts in respect of which this Agreement is made may hereafter turn out to be other than or different from the facts in that connection now known by the Parties or believed by any of the Parties to be true. Each of the Parties expressly accepts and assumes the risks of the facts turning out to be so different. Each of the Parties agrees that the foregoing Agreement shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

12. Choice of Law/Venue: This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof. The venue for any disputes arising under this Agreement shall be in the United States District Court for the Southern District of New York located in New York County, New York, or if subject matter jurisdiction is lacking in such Court, in the Supreme Court of the State of New York for the County of New York.

13. Section Headings:  Section headings are used herein for convenience of reference only and do not affect the meaning of any provision of this Agreement.

14. Severability: If at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held to be illegal, void or unenforceable by a court of competent jurisdiction, such provision shall be of no force and effect; provided, however, that the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

15. Entire Agreement: This Agreement (which incorporates as covenants the representations and clauses in the introductory “Whereas” clauses) constitutes the entire agreement and understanding between the Parties relating to the Dispute and the settlement thereof, and it supersedes any and all prior representations, understandings and agreements, whether written or verbal, except that the Parties’ obligations set forth in Article 4 of the SPA shall survive the execution of this Agreement and shall remain in full force and effect.

16. Changes to Agreement: This Agreement may not be changed, amended, modified or terminated except by a written instrument signed by each of the Parties.

17. Additional Obligations: Each of the Parties agree to execute all such further documents, and to take all such further action, as may be deemed necessary or advisable in order to effectuate the intent and purpose of the foregoing Agreement.

18. Signatures: This Agreement may be executed in counterparts and/or by facsimile transmission, each of which when executed shall be deemed to be an original and all of which together shall constitute a single instrument binding upon the Parties; provided, however, that original signed documents shall also be provided. All fully executed copies shall be considered duplicate originals, equally admissible in evidence.

THE TERMS OF THIS AGREEMENT, INCLUDING THE WAIVER AND GENERAL RELEASE, ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETWEEN THE PARTIES. THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND MUTUALLY DESIRE TO ENTER INTO THIS AGREEMENT.

EACH PARTY HAS BEEN AFFORDED A REASONABLE TIME TO CONSIDER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AFTER CONSULTING WITH LEGAL COUNSEL, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH IN PARAGRAPHS “1” AND “2” HEREOF, MIAMI SUBS FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS IT HAS OR MIGHT HAVE AGAINST NATHAN’S.

WHEREFORE, the Parties hereto have caused this Settlement Agreement and Release to be signed on the dates indicated below with the Agreement becoming effective upon the last dated signature of the Parties.

MIAMI SUBS CAPITAL PARTNERS I, INC.

By:/s/ Gary Herman
Name: Gary Herman
Title: President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF New York	)

On the 28th day of October 2008, before me, the undersigned, personally appeared Gary Herman, the President of Miami Subs Capital Partners I, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as the President of Miami Subs Capital Partners I, Inc., and that by his signature on the instrument, the individual, or the person upon his behalf of which the individual acted, executed the instrument.

/s/ Andrea Alessi
Notary Public

(Signature Page 1 of 2)

WHEREFORE, the Parties hereto have caused this Settlement Agreement and Release to be signed on the dates indicated below with the Agreement becoming effective upon the last dated signature of the Parties.

NATHAN’S FAMOUS, INC.

By: /s/ Eric Gatoff
Name: Eric Gatoff
Title: CEO

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NASSAU	)

On the 31st day of October 2008, before me, the undersigned, personally appeared Eric Gatoff, the CEO of Nathan’s Famous, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as the CEO of Nathan’s Famous, Inc., and that by his signature on the instrument, the individual, or the person upon his behalf of which the individual acted, executed the instrument.

/s/ Mary Hyland
Notary Public

(Signature Page 2 of 2)